UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2014
PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company's Annual Meeting of Stockholders was held on January 22, 2014 at the Company's headquarters, 9740 Scranton Road, San Diego, CA 92121. As of the record date there were 30,233,507 shares outstanding and entitled to vote. There were 25,800,150 shares voted in person or by proxy. The results of the stockholder vote are set forth below:

1. To elect directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified:

	Votes For	Votes Withheld
Sherry S. Bahrambeygui	25,360,340	439,810
Gonzalo Barrutieta	25,470,054	330,096
Katherine L. Hensley	24,119,101	1,681,049
Leon C. Janks	24,120,064	1,680,086
Jose Luis Laparte	24,847,354	952,796
Mitchell G. Lynn	24,743,185	1,056,965
Robert E. Price	24,722,153	1,077,997
Edgar A. Zurcher	24,086,051	1,714,099

Item 8.01. Other Events.
On January 22, 2014, the Company's Board of Directors declared a cash dividend in the total amount of $0.70 per share, with $0.35 per share payable on February 28, 2014 to stockholders of record as of close of business on February 14, 2014 and $0.35 per share payable on August 29, 2014 to stockholders of record as of the close of business on August 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2014	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)